Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report, dated April 16, 2007 on the financial statements of BioDelivery Sciences International, Inc. as of December 31, 2006 and for each of the two years in the period then ended, in the Registration Statement on Form S-8 and related prospectus of BioDelivery Sciences International, Inc., dated June 6, 2007, for the registration of 3,500,000 shares of its common stock.

/s/ Aidman, Piser & Company, P.A

Tampa, Florida June 6, 2007